Exhibit 10.1

NATURAL HEALTH TRENDS CORP.

PHANTOM EQUITY PLAN

1.	Purpose of the Plan

The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock of Natural Health Trends Corp., a Delaware corporation (the “Company”), through the granting of equity-based compensation. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to attract and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions

As used herein, the following definitions shall apply:

(a)    “Administrator” means the Committee, which shall administer the Plan in accordance with Section 3.

(b)    “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)    “Applicable Law” means the requirements relating to the administration of a compensation plan under U.S. federal and state laws, the Exchange Act, the Code, and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction. Applicable Law shall include, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, unless otherwise provided in the Plan or an Award Agreement

(d)    “Award” means a Phantom Share granted in accordance with the terms of the Plan.

(e)    “Award Agreement” means a Phantom Share Award Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cause” means “cause” or words of similar import in the Participant’s written employment agreement with the Company, if any, and, in addition, shall include conduct, as determined by the Administrator, involving one or more of the following:

(i)    Gross misconduct or inadequate performance by the Participant which is injurious to the Company;

(ii)    Commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company;

(iii)    Unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition or non-solicitation covenant or assignment of inventions obligation with the Company;

(iv)    Commission of an act which constitutes unfair competition with the Company, or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company;

(v)    Indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations;

(vi)    Commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or

(vii)    Failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause.

For purposes of this definition, “Company” shall be deemed to include any Affiliate.

(h)    “Change in Control” means a transaction described in (i) or (ii) below:

(i)    With respect to any Award that is treated as providing for the “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), a Change in Control means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such events are defined in Treasury Regulation 1.409A-3(i)(5); and

(ii)    With respect to any Award not described in (i) above, a Change in Control means:

(A)    The acquisition by any individual, entity or group (a “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control;

(B)    Individuals who, immediately following the 2021 annual meeting of stockholders, or any adjournment or postponement thereof, constitute the Board (the “Incumbent Directors”) cease for any reason (other than malfeasance) to constitute a majority of the members of the Board; provided that any individual who becomes a director after such date whose election or nomination for election by the Company’s stockholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(C)    The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary of the Company.

(D)    For purposes of this Section 2(h), if any Person, or more than one Person acting as a group, is considered to effectively control the Company by virtue of their existing ownership (taking into account the constructive ownership rules of Code Section 318) of outstanding Common Stock or outstanding Company voting securities, the acquisition of additional control of the Company by the same Person or Persons shall not result in a Change of Control.

(i)     “Code” means the United States Internal Revenue Code of 1986, as amended.

(j)     “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board.

(k)    “Common Stock” means the common stock of the Company.

(l)     “Company” means Natural Health Trends Corp., a Delaware corporation, or its successor.

(m)   “Director” means a member of the Board.

(n)    “Disability” shall have the meaning set forth in Treasury Regulation 1.409A-3(i)(4).

(o)    “Employee” means a regular, active employee of the Company or any Affiliate, including an employee who is an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Participant’s status from an employee to a Director, and (v) at the request of the Company or an Affiliate, an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(p)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means the closing price on the trading day as reported on the NASDAQ Capital Market or such other exchange on which the Common Stock is then traded.  If the NASDAQ Capital Market is not open on the date the Phantom Share becomes vested, then Fair Market Value shall be based on the closing price of the Company’s Common Stock on the next trading day.

(r)     “Grant Date” means the date upon which an Award is granted to a Participant pursuant to the Plan.

(s)     “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)     “Participant” means an Employee, Officer, Director, contractor, consultant, or advisor of the Company or any Affiliate who has been granted an Award under the Plan.

(u)    “Phantom Share” shall mean an Award of the right to receive cash equal to the Fair Market Value of a Share, as granted pursuant to Section 6(a) of the Plan, subject to such terms as are expressed in the Award Agreement or other documents evidencing the Award.

(v)    “Plan” means the Natural Health Trends Corp. Phantom Equity Plan.

(w)   “Share” means a share of the Common Stock, as adjusted in accordance with Section 8.

(x)    “Termination of Service” shall mean the termination of employment (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of an Employee by the Company and all Affiliates or the termination of service by a non-Employee Director as a member of the Board, a consultant, or an advisor. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company and its Affiliates shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide, approved leave of absence; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Administrator. The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Administrator, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

3.	Administration of the Plan

(a)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion to:

(i)    Select the Participants to whom Awards are to be granted hereunder;

(ii)    Determine the number of Phantom Shares to be covered by each Award granted hereunder;

(iii)    Approve forms of Award Agreements for use under the Plan;

(iv)    Determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the time or times when an Award may become vested and payable (which may or may not be based on performance criteria) pursuant to a set vesting schedule, any vesting and/or acceleration determinations, the term, and any restriction or limitation regarding any Award, based in each case on such factors as the Administrator, in its sole discretion, shall determine and that may be established at the time an Award is granted or thereafter;

(v)    Correct administrative errors;

(vi)    Construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)    Adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency and withholding procedures which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(viii)    Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(ix)    Modify or amend each Award, provided, however, that any such amendment may not impair any outstanding Award unless agreed to in writing by the Participant;

(x)    Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)    Make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(b)    Administrative Procedures. The Plan shall be administered by the Administrator in accordance with the following procedures.

(i)    Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.

(ii)    Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including professional advisors to the Company. No Director, Officer or agent of the Company shall be liable for any such action or determination taken, made or omitted in good faith.

(c)    Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons, subject to Section 13(e) and (f). The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, when making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company, and such attorneys, consultants and accountants as it may select.

4.	Eligibility

Awards may be granted to Employees, Officers, Directors, contractors, consultants, or advisors of the Company or any of its Affiliates.

5.	Term of Plan

The Plan was approved by the Board on March 15, 2021 and became effective on that date. Unless terminated earlier under Section 9, the Plan shall continue for ten (10) years from the effective date. When the Plan terminates, no further Awards shall be granted under the Plan thereafter, but such termination shall not affect any Award granted prior to the date of such termination.

6.	Phantom Share Awards

(a)    Phantom Shares. Subject to the provisions of this Plan, the Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

(b)    Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to pay an amount of cash equal to the Fair Market Value of a specified number of Shares, subject to the fulfillment during the vesting period of such conditions, including the passage of time, if any, as the Committee may specify at the date of grant. The Committee may, as a term of each Phantom Share Award, set a maximum payment value for such award. During the vesting period, the Participant shall not have any right to transfer any rights under the subject Award. A Participant shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(c)    Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that if a dividend or other distribution is paid on the Shares during the vesting period, then an equivalent amount shall be paid to the Participant in cash, which amount shall be paid in connection with the next following payroll after a dividend or distribution is paid on the Shares. Alternatively, a Phantom Share award may provide that a dividend equivalent shall be credited in cash to a bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(d)    Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s Termination of Service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant.

(e)    Payment of Phantom Shares. Phantom Shares shall be paid in cash in a lump sum following the close of the vesting period in accordance with procedures established by the Committee with respect to such Award. The Committee may, when an Award is issued, set a maximum amount of cash that may be paid with respect to each Award.

7.	Other Provisions Applicable to Awards

(a)    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)    Compliance with Code Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A and any Treasury Regulations or Internal Revenue Service interpretive guidance issued under Code Section 409A, whenever issued. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes a “deferral of compensation” under Code Section 409A is a “specified employee” (as defined for purposes of Code Section 409A), and payment is made in connection with the Participant’s “separation from service” (as defined for purposes of Code Section 409A), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death.

8.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and kind of Shares referenced by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Participant and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)    Change in Control. In the event there is a Change in Control of the Company, the Board or Administrator may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of each outstanding Award; and/or (iii) provide for termination of Awards as a result of the Change in Control without the consent of the Participant on such terms and conditions as it deems appropriate, including, without limitation, providing for the cancellation of Awards for a cash payment to the Participant.

9.	Amendment and Termination of the Plan

(a)    Amendment and Termination. The Board or Administrator may amend, alter or discontinue the Plan, sub-plan, Plan addendum or any Award Agreement.

(b)    Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)    Effect of the Plan on Other Arrangements. The adoption of the Plan by the Board or a Committee shall not be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides.

10.	Designation of Beneficiary

(a)    A Participant may file a written designation of a beneficiary who is to receive the Participant’s rights pursuant to Participant’s Award or the Participant may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Participant has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Participant to the extent enforceable under Applicable Law.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of an Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	No Right to Awards or to Employment

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee at any time, with or without cause, and without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

12.	Notice

Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

13.	Governing Law; Interpretation of Plan and Awards

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(b)    In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect. Unless the context otherwise requires, references to sections shall be to sections of the Plan.

(d)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Participant shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)    Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator, and any such arbitration shall be initiated no later than sixty (60) days after such decision pursuant to the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time. The arbitration shall be conducted on an individual basis before a single arbitrator and administered pursuant to the AAA Rules at the office of AAA nearest the place of the Participant’s most recent employment with the Company or its Affiliates, unless the parties agree in writing on a different location. The arbitrator shall be an attorney knowledgeable about employee benefits and compensation chosen from the neutrals within the meaning of the AAA Rules. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. Each party shall bear its own attorneys’ fees and costs associated with the arbitration, and the costs and expenses of the arbitration shall be borne as provided by the AAA Rules. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction. The arbitrator shall not have the power to award punitive or exemplary damages.

(g)    By accepting an Award made under the Plan, each Participant agrees that the Company may recover some or all Awards, recover some or all of the amounts paid with respect to Awards, or recoup some or all of the value thereof by offset from other amounts owed to the Participant by the Company or its Affiliates, at any time during the three (3) calendar years following grant hereunder, if and to the extent the Administrator determines that (i) federal or state law or the listing requirements of the exchange on which the Company’s stock is listed for trading so require, (ii) the performance criteria required for an Award were not met, or not met to the extent necessary to support the amount of an Award that was paid, or (iii) an Award, or any payment thereunder, was based on the achievement of financial results, as reported in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or other report filed with the Securities and Exchange Commission, that were subsequently the subject of a restatement due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws (other than as a result of a change in accounting principles). The right of recovery under this Section 14(g) shall be subject to any general clawback policy that is or may be adopted by the Company, the terms of which shall be incorporated herein to the extent applicable.

14.	Taxes

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, a Participant or any other persons as to any tax consequence realized by any Participant or other person due to the receipt, vesting, or settlement of any Award granted hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

15.	Unfunded Plan

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.